EXHIBIT 1

            DIRECTORS AND EXECUTIVE OFFICERS
                           OF
              AMERICAN GENERAL CORPORATION

  The following information is provided with regard to the directors and executive officers of American General
Corporation, a holding company. The business address for each of the directors and executive officers of American
General is 2929 Allen Parkway, Houston, Texas 77019, unless otherwise indicated.

                                    Present Principal
   Name and Business Address
Occupation or Employment

                        DIRECTORS

J. Evans Attwell                Partner, Vinson & Elkins
L.L.P.
Vinson & Elkins L.L.P.                    (attorneys)
2500 First City Tower
1001 Fannin
Houston, Texas 77002-6760

James S. D'Agostino, Jr.             President, American
General Corporation

Brady F. Carruth                President & Chief
Executive Officer,
Gulf Coast Capital Corporation            Gulf Coast
Capital Corporation
8633 Antelope Drive
Houston, Texas 77063

W. Lipscomb Davis, Jr.                    Partner, Hillsboro
Enterprises
Hillsboro Enterprises                (investments)
201 4th Ave. North, Suite 1390
Nashville, Tennessee 37219

Robert M. Devlin                Chairman and Chief
                                Executive Officer,
                           American General Corporation

Larry D. Horner                 Chairman, Pacific USA
Holdings Corp.
Pacific USA Holdings Corp.           (real estate and
thrift operations)
110 East 59th Street, Fifth Floor
New York, New York 10002

Richard J.V. Johnson                 Chairman and
Publisher, The Houston
The Houston Chronicle                Chronicle (newspaper
publishing)
801 Texas Avenue
Houston, Texas 77002

Jon P. Newton                        Vice Chairman, American
                                     General Corporation

                                    Present Principal
   Name and Business Address
Occupation or Employment

                  DIRECTORS (continued)

Robert E. Smittcamp                  President and Chief
Executive Officer,
Lyons-Magnus Co., Inc.               Lyons-Magnus Co., Inc.
(food processor)
1636 South Second Street
Fresno, California 93702

Anne M. Tatlock                 President, Fiduciary Trust
Company
Fiduciary Trust Company              International (investment
management)
   International
2 World Trade Center, Suite 9400
New York, New York 10048-0772


                   EXECUTIVE OFFICERS
  (In addition to those Executive Officers who are also
                       Directors)

Michael G. Atnip                Senior Vice President -
Operations Support,
                           American General Corporation

Mark S. Berg                         Senior Vice President and
General Counsel,
                           American General Corporation

Albert E. Haines                Senior Vice President -
                                Administration,
                           American General Corporation

Nicholas R. Rasmussen                Senior Vice
                                     President -
                                     Corporate
                                     Development,
                           American General Corporation

Carl J. Santillo                     Senior Vice
                                     President -
                                     Finance,
                           American General Corporation

Peter V. Tuters                      Senior Vice
                                     President and Chief
                                     Investment Officer,
                                     American General
                                     Corporation

James L. Gleaves                Vice President and
Treasurer,
                           American General Corporation

Pamela J. Penny                 Vice President and
Controller,
                           American General Corporation

John A. Adkins                       Associate General
                                     Counsel and Corporate
                                     Secretary, American
                                     General Corporation